Exhibit 99.2

Report of Independent Auditors

To the Board of Directors and Stockholders

of Protocom Corporation

In our opinion, the accompanying balance sheet and the related statement of operations, of changes in stockholders’ equity (deficit) and of cash flows present fairly, in all material respects, the financial position of Protocom Corporation (the “Company”) at December 31, 2004, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

Austin, Texas

September 30, 2005

Protocom Corporation

Balance Sheets

	June 30, 2005	December 31, 2004
	(unaudited)
Assets
Current assets
Cash	$183,000	$1,281,000
Accounts receivable, net of allowances of zero (unaudited) and $35,000 at 2005 and 2004, respectively	400,000	11,000
Inventory, net	18,000	8,000
Employee receivable	4,000	157,000
Prepaid expenses and other current assets	373,000	123,000

Total current assets	978,000	1,580,000
Property, equipment and software, net	265,000	321,000
Prepaid expenses and other noncurrent assets	148,000	262,000

Total assets	$1,391,000	$2,163,000

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$256,000	$266,000
Accrued payroll	208,000	168,000
Accrued other	227,000	111,000
Deferred revenue	636,000	—
Line of credit	600,000	—
Notes payable	700,000	—

Total current liabilities	2,627,000	545,000

Commitments and contingencies (Note 5)
Stockholders’ equity (deficit)
Series A convertible preferred stock, no par value; $0.025 liquidation value, 4,000,000 shares authorized, 4,000,000 shares issued and outstanding at 2005 (unaudited) and 2004	—	—
Series B convertible preferred stock, no par value; $0.25 liquidation value, 4,000,000 shares authorized, 4,000,000 shares issued and outstanding at 2005 (unaudited) and 2004	—	—
Series C convertible preferred stock, no par value; $0.50 liquidation value, 4,000,000 shares authorized, 4,000,000 shares issued and outstanding, at 2005 (unaudited) and 2004	—	—
Series D convertible preferred stock, no par value; $1.00 liquidation value, 9,610,000 shares authorized, 7,610,000 shares issued and outstanding at 2005 (unaudited) and 2004	—	—
Common stock, no par value; 59,000,000 shares authorized, 8,981,529 (unaudited) and 8,951,529 shares issued and outstanding at 2005 and 2004, respectively	—	—
Deferred compensation	(355,000)	—
Additional paid in capital	11,376,000	10,850,000
Accumulated deficit	(12,257,000)	(9,232,000)

Total stockholders’ equity (deficit)	(1,236,000)	1,618,000

Total liabilities and stockholders' equity (deficit)	$1,391,000	$2,163,000

The accompanying notes are an integral part of these financial statements.

Protocom Corporation

Statements of Operations

	Six Months Ended June 30,		Year Ended December 31, 2004
	2005	2004
	(unaudited)
Revenue
Product revenue	$306,000	$156,000	$2,172,000
Engineering service revenue	—	—	3,800,000

Total revenue	306,000	156,000	5,972,000
Cost and Expenses
Cost of product revenue	134,000	2,000	198,000
Research and development	1,604,000	1,739,000	3,106,000
Selling, general and administrative	1,558,000	1,158,000	2,547,000

Total cost and expenses	3,296,000	2,899,000	5,851,000

Operating income (loss)	(2,990,000)	(2,743,000)	121,000
Other Income
Interest income (expense)	(34,000)	3,000	18,000
Other income	—	—	2,000

Income (loss) before income taxes	(3,024,000)	(2,740,000)	141,000
Income tax expense (benefit)	1,000	1,000	(2,000)

Net income (loss)	$(3,025,000)	$(2,741,000)	$143,000

The accompanying notes are an integral part of these financial statements.

Protocom Corporation

Statement of Changes in Stockholders’ Equity (Deficit)

	Common Stock		Convertible Preferred Stock		Additional Paid in Capital	Accumulated Deficit	Total
	Shares	Amount	Shares	Amount
Balance at December 31, 2003	8,016,948	$—	16,610,000	$—	$7,788,000	$(9,375,000)	$(1,587,000)
Issuances of common stock to employees for option exercises	934,581	—	—	—	54,000	—	54,000
Issuance of Series D preferred stock, net of issuance costs of $ 16,000	—	—	3,000,000	—	2,984,000	—	2,984,000
Non-employee stock-based compensation	—	—	—	—	24,000	—	24,000
Net income	—	—	—	—	—	143,000	143,000

Balance at December 31, 2004	8,951,529	$—	19,610,000	$—	$10,850,000	$(9,232,000)	$1,618,000

The accompanying notes are an integral part of these financial statements.

Protocom Corporation

Statements of Cash Flows

	Six Months Ended June 30,		Year Ended December 31, 2004
	2005	2004
	(unaudited)
Cash flows from operating activities
Net income (loss)	$(3,025,000)	$(2,741,000)	$143,000
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation	104,000	110,000	208,000
Stock-based compensation	52,000	12,000	24,000
Provision for bad debts	—	—	35,000
Provision for inventory obsolescence	—	—	44,000
Net changes in operating assets and liabilities
Accounts receivable	(389,000)	(1,370,000)	(46,000)
Inventory	(10,000)	—	(52,000)
Employee receivable	153,000	(4,000)	84,000
Prepaid expenses and other current assets	(134,000)	24,000	228,000
Prepaid expenses and other noncurrent assets	114,000	(67,000)	(193,000)
Accounts payable	(10,000)	734,000	(27,000)
Accrued payroll	40,000	21,000	30,000
Accrued other	116,000	1,000	(1,852,000)
Deferred revenue	636,000	2,440,000	(1,340,000)

Net cash used in operating activities	(2,353,000)	(840,000)	(2,714,000)

Cash flows from investing activities
Purchases of property and equipment	(48,000)	(62,000)	(245,000)

Net cash used in investing activities	(48,000)	(62,000)	(245,000)

Cash flows from financing activities
Proceeds from issuance of Series D preferred stock, net of issuance costs of $16,000	—	—	2,984,000
Proceeds from common stock issuances	3,000	44,000	54,000
Proceeds from line of credit	600,000	—	—
Proceeds from note payable	700,000	—	—

Net cash provided by financing activities	1,303,000	44,000	3,038,000

Increase (decrease) in cash	(1,098,000)	(858,000)	79,000
Cash at beginning of period	1,281,000	1,202,000	1,202,000

Cash at end of period	$183,000	$344,000	$1,281,000

The accompanying notes are an integral part of these financial statements.

Protocom Corporation

Notes to Financial Statements

1.	Organization and Liquidity

Organization

Protocom Corporation (the “Company”) was incorporated on November 15, 1999 and is a fabless designer of digital compression semiconductor devices headquartered in Cupertino, California. The Company markets its products predominately through distributors who sell the Company’s products through to original equipment manufacturers.

Sale of Company

On July 26, 2005, the Company entered into a definitive agreement with SigmaTel Inc. to sell all of the outstanding common and preferred stock of the Company. On August 24, 2005, the Company completed the sale. In connection with the sale, the stockholders received total consideration of $47.0 million in the form of 1,437,304 shares of SigmaTel Inc. common stock and a cash payment of $18.8 million. A portion of the consideration was placed in escrow pursuant to the terms of the acquisition agreement. SigmaTel, Inc. also assumed all unvested employee stock options, which will allow the holders to receive up to approximately 234,000 shares of SigmaTel common stock upon vesting and exercise.

Risks and Uncertainties

The Company is subject to the risks, expenses and uncertainties frequently encountered by companies in the evolving semiconductor industry. These risks include, but are not limited to, the failure to develop and extend the Company’s products and the rejection of the Company’s products by customers.

One customer accounted for zero, 42% (unaudited) and 94% of revenue during the six months ended June 30, 2005 and 2004 and the year ended December 31, 2004, respectively, and zero, 98% (unaudited) and 95% of the accounts receivable balance as of June 30, 2005, June 30, 2004 and December 31, 2004, respectively. The majority of the Company’s products are currently manufactured in Asia at one manufacturing entity. The Company does not have a long-term agreement with this supplier. A manufacturing disruption experienced by this manufacturing entity would impact the production the Company’s products for a substantial period of time which could have a material adverse effect on its business, financial condition and results of operations. The Company’s customers are mainly in Asia, the United States of America and Europe.

2.	Significant Accounting Policies

Basis of Presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Unaudited Interim Financial Information

The unaudited interim financial information of the Company as of and for the six months ended June 30, 2005 and 2004 have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) and, in the opinion of management, include all adjustments necessary for a fair statement of the results of operations, financial position and cash flows for each period presented.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to SEC rules and regulations.

Protocom Corporation

Notes to Financial Statements

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition

The Company derives its revenue from product sales and from engineering services.

Revenue from product sales is recognized upon shipment when persuasive evidence of an arrangement exists, legal title and risk of ownership has transferred, the price is fixed or determined, and collection of the resulting receivable is reasonably assured. Sales agreements do not provide for any customer acceptance provisions or return rights.

From time to time, the Company performs engineering services for third parties. Engineering service revenue is deferred and recognized as services are performed, agreed-upon milestones are achieved and customer acceptance, if required, is received from the customer. The Company does not separately track contract development costs from overall research and development efforts. Accordingly, costs related to these contracts are included in research and development expense.

Product Warranty

The Company may provide replacements for products which its customers purchased and which have been authorized for return. Warranty returns have been infrequent, and relate to defective or off-specification parts. To date, the Company has not experienced significant costs associated with warranty returns.

Shipping and Handling Costs

Costs of shipping and handling for delivery of the Company’s products that are reimbursed by its customers are recorded as revenue in the statement of operations. Shipping and handling costs are charged to cost of product revenue as incurred.

Accounts Receivable

The Company records provisions for trade accounts estimated to be uncollectible. Accounts receivable are presented in the accompanying balance sheet net of allowances for doubtful accounts of zero (unaudited) and $35,000, as of June 30, 2005 and December 31, 2004, respectively.

Inventory

Inventory is stated at the lower of cost (approximate costs are determined on a first-in, first-out basis) or market and consists mainly of finished goods. Provisions are made to reduce excess or obsolete inventories to their estimated net realizable values. The provision was zero (unaudited) and $44,000 as of June 30, 2005 and December 31, 2004, respectively.

Protocom Corporation

Notes to Financial Statements

Property, Equipment and Software

Property and equipment is carried at cost and depreciated on a straight-line basis over the estimated economic useful life of the related asset, which is generally three to five years. Leasehold improvements are depreciated over their estimated useful life or the term of the lease, whichever is shorter. When property is retired or otherwise disposed of, the cost and accumulated depreciation are removed from the respective accounts and any resulting gain or loss is included in income. Maintenance and repairs are charged to expense when incurred. Software costs are capitalized based on the criteria set forth in Statement of Position (“SOP”) 98-1 Accounting for the Costs of Computer Software Developed or Obtained for Internal Use and are depreciated over a three year useful life.

Impairment of Long-Lived Assets

The Company reviews the carrying value of long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount might not be recoverable. No impairment changes were recorded during the year ended December 31, 2004.

Income Taxes

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 109, Accounting for Income Taxes deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities, as well as operating loss and tax credit carryforwards. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that these benefits will not be realized.

Stock-Based Compensation

Employee stock awards under the Company’s compensation plans are accounted for in accordance with Accounting Principles Board Opinion (“APB”) No. 25, Accounting for Stock Issued to Employees, and related interpretations. Stock-based awards to non-employees are accounted for under the provisions of SFAS No. 123, Accounting for Stock-Based Compensation, and Emerging Issues Task Force Abstract (“EITF”) No. 96-18, Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services and related interpretations.

Protocom Corporation

Notes to Financial Statements

As the Company accounts for stock awards to employees under APB No. 25 and related interpretations, no compensation cost has been recognized for stock awards with exercise prices equal to or in excess of fair value at the date of grant. Had compensation expense been determined using the fair value method as set forth in SFAS No. 123, the Company’s net income (loss) would be as follows:

	Six Months Ended June 30,		Year Ended December 31, 2004
	2005	2004
	(unaudited)
Net income (loss), as reported	$(3,025,000)	$(2,741,000)	$143,000
Add: Stock-based employee compensation recognized in net income (loss)	42,000	—	—
Deduct: Stock-based employee compensation expense determined under the fair value method for all awards	(68,000)	(12,000)	(36,000)

Pro forma net income (loss)	$(3,051,000)	$(2,753,000)	$107,000

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions:

	Six Months Ended June 30, 2005	Year Ended December 31, 2004
	(unaudited)
Dividends	—	—
Volatility	75%	75%
Risk-free interest rate	3.95%	3.48%
Expected life	5 years	5 years

The weighted average grant date fair value of options granted during the six months ended June 30, 2005 and the year ended December 31, 2004 was $0.10 (unaudited) and $0.10 per share, respectively.

Advertising

Advertising costs are expensed when incurred. Advertising expenses included in selling, general and administrative expenses in the accompanying financial statements for the year ended December 31, 2004 were nominal.

Research and Development Costs

Research and development costs are expensed as incurred.

Protocom Corporation

Notes to Financial Statements

Recently Issued Accounting Pronouncements

In November 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. The standard requires that abnormal amounts of idle capacity and spoilage costs should be excluded from the cost of inventory and expensed when incurred. The provision is effective for the Company on January 1, 2006. The Company does not expect the adoption of this standard will have a material effect on its financial position, results of operations and cash flows.

In December 2004, the FASB released its final revised standard, SFAS No. 123R, Share-Based Payment. SFAS No. 123R requires that a private entity measure the cost of equity based service awards based on the estimated grant-date fair value of the award. That cost will be recognized over the period during which an employee is required to provide service in exchange for the award or the vesting period. No compensation cost is recognized for equity instruments for which employees do not render the requisite service. SFAS No. 123R becomes effective for the Company on January 1, 2006. The Company is evaluating SFAS No. 123R and believes it may have a material effect on its financial position, results of operations and cash flows.

In May 2005, the FASB issued SFAS 154, Accounting Changes and Error Corrections – A Replacement of APB Opinion No. 20 and FASB Statement No. 3. SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle. This statement requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. This statement redefines restatements as the revising of previously issued financial statements to reflect the correction of an error. SFAS 154 requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. This statement also requires that a change in depreciation, amortization, or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate affected by a change in accounting principle. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not expect the adoption of this standard to have a material effect on its financial position, results of operations or cash flows.

3.	Property, Equipment and Software

Property, equipment and purchased software for internal use were comprised of the following:

December 31, 2004
Equipment	$694,000
Furniture and fixtures	54,000
Leasehold improvements	156,000
Purchased software	300,000

1,204,000
Less: accumulated depreciation	(883,000)

$321,000

Protocom Corporation

Notes to Financial Statements

4.	Income Taxes

The provision (benefit) for federal and state income taxes consisted of the following:

Year Ended December 31, 2004
Current
Federal	$—
State	2,000

Total current	2,000

Deferred
Federal	(4,000)
State	—

Total deferred	(4,000)

Net provision (benefit) for income taxes	$(2,000)

The difference between the Company’s income tax benefit and the amount obtained by applying the statutory U.S. federal income tax rate to net income before the income tax benefit is primarily attributable to the change in the valuation allowance on deferred tax assets during the year ended December 31, 2004.

The components of deferred taxes were as follows:

December, 31 2004
Deferred tax assets
Net operating loss carryforwards	$3,240,000
Research and development and other credits	1,067,000
Accrued liabilities	74,000
Inventory	18,000

Gross deferred tax asset	4,399,000
Gross deferred tax liability, depreciation	(16,000)

Valuation allowance	(4,383,000)

Net deferred tax liability	$—

Due to the uncertainty surrounding the realization of the benefits of its favorable tax attributes in future tax returns, the Company has placed a full valuation allowance against its net deferred tax asset.

Protocom Corporation

Notes to Financial Statements

The Company’s federal net operating loss carryforward and research and development and other credits totaled approximately $8,185,000 and $754,000, respectively, at December 31, 2004. The Company’s net operating loss carryforward and research and development and other credits will expire in varying amounts from 2007 through 2024. Under Section 382 of the Internal Revenue Code, changes in ownership exceeding certain levels result in an annual limitation on losses and tax credit carryforwards. Such limitation may limit the Company’s ability to fully utilize net its operating loss carryforwards prior to expiration. The Company believes that its recent sales of preferred stock may have caused such a change in ownership.

5.	Commitments and Contingencies

Operating Leases

The Company is obligated under an operating lease agreement expiring in 2007 covering its office facilities. Rental expense under this lease was $169,000 for the year ended December 31, 2004.

Future minimum lease payments under operating leases as of December 31, 2004 were as follows:

Years ending December 31,
2005	$114,000
2006	211,000
2007	158,000

$483,000

Legal Matters

From time to time, the Company may be involved in litigation relating to claims arising out of its ordinary course of business. Management believes that there are no claims or actions pending or threatened against the Company, the ultimate disposition of which would have a material impact on the Company’s financial position, results of operations or cash flows.

6.	Debt

In April 2005, the Company entered into an agreement with a financial institution for a $1,000,000 line of credit that expires on October 31, 2005. In connection with the line of credit, the Company issued a warrant for 160,000 shares of Series D preferred stock on June 30, 2005 that is exercisable at $1.00 per share and expires after seven years or upon an initial public offering of the Company’s common stock. The fair value of the warrant, estimated at $115,000 (unaudited), was recorded as debt issuance cost and was amortized to interest expense during the six month period ended June 30, 2005. As of June 30, 2005, $600,000 (unaudited) was outstanding under the line of credit. Upon the closing of the sale of the Company to SigmaTel as discussed in Note 1, the warrant agreement was exercised for $160,000, the line of credit was terminated and the remaining value, approximately $38,000 (unaudited), of the warrant was amortized into interest expense.

Protocom Corporation

Notes to Financial Statements

In May 2005, the Company entered into an agreement with existing Series D preferred stockholders and two new investors for the sale of an additional 3,000,000 shares of Series D preferred stock for total cash proceeds of $3,000,000. The funds were placed in an escrow account which allowed the Company to withdraw funds from the account with written consent from the investors. As of June 30, 2005, the investors had provided the Company written consent for withdrawal of $700,000 (unaudited) of funds from the account. The funds withdrawn were recorded as notes payable, as the Series D shares had not been issued as of June 30, 2005. The notes payable do not bear interest as it was anticipated that the Series D shares would be issued in the near term. In August 2005, the 3,000,000 shares of Series D preferred stock were issued and the remaining escrow funds were transferred to the Company.

7.	Employees’ Savings Plan

The Company’s 401(K) profit sharing plan and trust, the Protocom Corporation Retirement Plan (the “Protocom Retirement Plan”), is a defined contribution plan pursuant to section 401(K) of the Internal Revenue Code which covers substantially all employees of the Company who are at least 21 years of age. Employees may contribute up to 15% of their annual compensation to the Protocom Retirement Plan. The Company may elect to make discretionary matching contributions to the Protocom Retirement Plan; however, the Company made no such matching contributions during the year ended December 31, 2004.

8.	Common Stock

At December 31, 2004, authorized capital stock of the Company consists of 59,000,000 shares of common stock. Each share of common stock is entitled to one vote. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when and if declared by the Board of Directors. As of December 31, 2004, no dividends have been declared or paid by the Company.

9.	Convertible Preferred Stock

Following is a summary of convertible preferred stock issued by the Company at December 31, 2004:

	Shares Authorized	Shares Issued and Outstanding	Issuance Price/ Liquidation Value per Share
Series A shares	4,000,000	4,000,000	$0.025
Series B shares	4,000,000	4,000,000	$0.25
Series C shares	4,000,000	4,000,000	$0.50
Series D shares	9,610,000	7,610,000	$1.00

On October 4, 2004, the Company issued 3,000,000 shares of Series D shares at $1.00 per share, resulting in total net proceeds to the Company of $2,984,000. The Series D proceeds were recorded net of issuance costs of $16,000.

Protocom Corporation

Notes to Financial Statements

Dividends

The holders of Series A, B, C and D are entitled to receive, when and as declared and out of funds legally available, non-cumulative dividends. As of December 31, 2004, no dividends have been declared or paid by the Company.

Voting

The Series A, B, C and D Preferred stockholders have the right to vote on all matters and are entitled to the number of votes equal to the number of shares of common stock into which their respective Preferred shares are convertible.

Conversion

Each share of Series A, B, C and D are convertible into one share of common stock upon i) the closing of an initial public offering in which gross proceeds to the Company are at least $20,000,000 and the initial public offering is at least $5.00 per share, ii) a shares-for-shares merger, or iii) the Company not being the surviving entity of such merger, consolidation or reorganization.

Liquidation Preference

In the event of liquidation, dissolution or winding up of the Company, the Series A, B, C and D Preferred stockholders are entitled to receive $0.025, $0.25, $0.50 and $1.00 per share, respectively, as adjusted for any stock split, combination, consolidation, stock distribution or stock dividend, plus all declared but unpaid dividends thereon through the date of liquidation.

Redemption

Shares of Series A, B, C and D are not redeemable.

10.	Stock Option Plan

On March 15, 2000, the Company adopted the Protocom Corporation 2000 Stock Option Plan (the “2000 Option Plan”). The 2000 Option Plan provides for the granting of incentive stock options to employees, officers and members of the Board of Directors of the Company and consultants. As of December 31, 2004, the Company had reserved 8,700,000 shares of common stock for issuance under the 2000 Option Plan. Options are granted with exercise prices not less than the fair market value of the common stock at the time of grant and vest at a rate of 20% per year over five years.

The following table summarizes activity under the Company’s stock option plan for the year ended December 31, 2004:

	Options Outstanding	Weighted Average Exercise Price
Balance at December 31, 2003	5,849,936	$0.08
Options granted	1,678,190	0.10
Options forfeited	(629,812)	0.10
Options exercised	(934,581)	0.05

Balance at December 31, 2004	5,963,733	$0.10

Protocom Corporation

Notes to Financial Statements

As of December 31, 2004, 1,100,000 shares of the Company’s common stock were available for grant under the 2000 Option Plan.

The following table summarizes information with respect to stock options outstanding and exercisable under the Company’s stock option plan as of December 31, 2004:

	Options Outstanding			Options Exercisable
Exercise Price	Number Outstanding	Weighted- Average Remaining Contractual Life (Years)	Weighted- Average Exercise Price	Number Exercisable	Weighted- Average Exercise Price
$0.025	57,501	1.00	$0.025	51,861	$0.025
$0.10	5,497,142	3.98	0.10	2,361,695	0.10
$0.11	409,090	2.00	0.11	291,855	0.11

	5,963,733	3.81	$0.10	2,705,411	$0.10